SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) May 1, 1997


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




   Delaware                         0-16014                     23-2417713
 (State or other           (Commission File Number)           (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)



                Main at Water Street - Coudersport, PA 16915-1141
               (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code (814) 274-9830







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Item 5.  Other Events

On February 26, 1997 Adelphia Communications Corporation ("Adelphia") issued $350,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2007, in a private placement primarily to Institutional Investors. Adelphia is filing documents related to the private placement as Exhibits 4.01, 10.01 and 10.02 hereto.


Item 7.  Financial Statements and Exhibits


                  Exhibit 4.01 Indenture, dated as of February 26, 1997, between Adelphia Communications Corporation and Bank of Montreal Trust Company.

                  Exhibit 10.01 Registration Rights Agreement, dated as of February 26, 1997 between Adelphia Communications Corporation and Smith Barney Inc.

                  Exhibit 10.02 Purchase Agreement, dated as of February 21, 1997 between Adelphia Communications Corporation and Smith Barney Inc.

                  Exhibit 10.03 Employment Agreement between Hyperion Telecommunications, Inc. and Daniel
                                    R. Milliard dated as of March 4, 1997.

                  Exhibit 10.04     Extension Agreement dated as of
                                    January 8, 1997, among Hyperion
                                    Telecommunications, Inc., Adelphia
                                    Communications Corporation, Charles R.
                                    Drenning, Paul D. Fajerski, Randolph S.
                                    Fowler, and six Trusts named therein.




                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 1997                       ADELPHIA COMMUNICATIONS CORPORATION

                                                   (Registrant)

                                         By:   /s/Timothy J. Rigas
                                         Timothy J. Rigas
                                         Executive Vice President, Treasurer
                                          and Chief Financial Officer






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EXHIBIT INDEX

Exhibit No.           Description

Exhibit 4.01 Indenture, dated as of February 26, 1997, between Adelphia Communications Corporation and Bank of Montreal Trust Company.

Exhibit 10.01 Registration Rights Agreement, dated as of February 26, 1997 between Adelphia Communications Corporation and Smith Barney Inc.


Exhibit 10.02 Purchase Agreement, dated as of February 21, 1997 between Adelphia Communications Corporation and Smith Barney Inc.

Exhibit 10.03 Employment Agreement between Hyperion Telecommunications, Inc. and Daniel R. Milliard dated as of March 4, 1997.

Exhibit 10.04 Extension Agreement dated as of January 8, 1997, among Hyperion Telecommunications, Inc., Adelphia Communications Corporation, Charles R. Drenning, Paul D. Fajerski, Randolph S. Fowler, and six Trusts named therein.




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